Exhibit 10.8(6)


                          LICENSE AND SUPPLY AGREEMENT


This License and Supply Agreement ("Agreement") is entered into this 25th day of February, 2002 ("Effective Date") by and between Motorola, Inc., a Delaware corporation having a place of business at 8000 West Sunrise Boulevard, Plantation, Florida 33322 ("Motorola") and PTN Media Inc., a Michigan corporation having a principal place of business at 2750 South State, Ann Arbor, Michigan 48104 ("PTN Media"). Motorola and PTN Media are each sometimes referred to herein as a "Party" and collectively as the "Parties".

                                    RECITALS

     WHEREAS, Motorola is a manufacturer of wireless phone products that have removable and replaceable faceplates and battery doors;

     WHEREAS, PTN Media has acquired certain rights to the trademarks and rights of publicity owned by recording artist Christina Aguilera, including the rights to sublicense such trademarks and rights of publicity;

     WHEREAS, PTN Media desires to sublicense its rights in the rights of publicity and trademarks of Christina Aguilera to Motorola to allow Motorola to manufacture or have manufactured and sell or have sold to PTN Media only an aftermarket accessory kit ("Kit") for Motorola's phone products that includes at least a phone faceplate and/or battery door bearing the name, image, likeness and/or endorsement of Christina Aguilera and packaging materials bearing the trademarks and/or the image, name, likeness and/or endorsement of Christina Aguilera;

     WHEREAS, PTN Media desires to buy from Motorola or a mutually agreed upon third party and Motorola desires to sell or have sold to PTN Media such Kit and authorize PTN Media as a distributor of such Kit in certain retail channels;

     NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intention to be legally bound hereby, the Parties agree as follows:

                              TERMS AND CONDITIONS

1. Definitions. The following terms shall be defined as follows for the purposes of this Agreement:

     1.1 "Christina Aguilera's Property Rights" shall mean all worldwide rights in and to (a) all trademarks owned by Christina Aguilera; and (b) Christina Aguilera's name, image, likeness, endorsement and/or other rights of publicity.

     1.2  "Daltek" shall mean Daltek Inc. of Dalton, Georgia U.S.A.

     1.3  "F.O.B. Point" shall mean the shipping dock of Daltek

     1.4 "Kit" shall mean the aftermarket accessory kit for Motorola's phone products that (a) has been approved for distribution and sale by PTN Media and Motorola, (b) bears one or more Motorola trademarks, and (c) includes (i) a phone faceplate and/or battery door that includes Christina Aguilera's name, image, likeness, and/or endorsement; and
          (ii) packaging materials bearing the trademarks and/or the image, name, likeness and/or endorsement of Christina Aguilera, and/or Motorola.

2. License. PTN Media hereby grants to Motorola, during the term of this Agreement, a worldwide, royalty-free, non-exclusive license of PTN Media's rights in and to Christina Aguilera's Property Rights to (a) manufacture or have manufactured the Kit; (b) sell or have sold the Kit to PTN Media; and
     (c) advertise or otherwise promote PTN Media's sales of the Kit.

3. Products and Prices. This Agreement is for sales of Kits only and does not create any obligation on Motorola with respect to any other products or services of Motorola. The parties agree that PTN Media will purchase Kits, subject to availability, from Daltek. In the event that Motorola decides to supply the Kits directly to PTN Media at some time in the future, the Parties will amend this Agreement to reflect the volumes, prices, payment terms, and approximate delivery times relating to Motorola's direct supply of the Kits. Motorola, Daltek or another mutually agreed upon third party will package each Kit, at their own expense, in retail packaging that will be mutually agreed upon by both Parties.

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4.   Worldwide Sales. PTN Media may resell the Kits worldwide. If PTN Media sells Kits through PTN Media's web site or catalog, PTN Media agrees to sell the Kits to end-user customers only in mutually agreed upon packaging.

5. Channels/Accounts. PTN Media may sell the Kits to any retail customers or in any retail channels only.

6. Purchases. All purchase orders by PTN Media will be submitted to Daltek or as otherwise agreed upon by the Parties.

7. Construction. Any change to the terms and conditions of this Agreement must be made in the form of an amendment signed by both Parties. Terms and conditions specified in purchase orders, invoices or other writings are subordinate to and shall not alter the terms and conditions of this Agreement in any manner.

8. Delivery. Except as otherwise agreed in writing by the Parties or by PTN Media and Daltek, all deliveries will be made to PTN Media at the F.O.B. Point. Title to the Kits sold will pass to PTN Media at the F.O.B. Point. PTN Media will be invoiced for freight charges unless otherwise agreed by Daltek.

9. Force Majeure. Neither Party shall be liable for any delay or failure to perform due to any cause beyond its reasonable control. Causes include, but are not limited to, strikes, acts of God, interruptions of transportation or inability to obtain necessary labor, materials or facilities, or default of any supplier. Notwithstanding the foregoing, in the event either Party is unable to wholly or partially perform for a period greater than forty-five (45) calendar days because of any cause beyond its control, either Party may terminate any delayed order without any liability.

10.  Intellectual Property.

     10.1 Notwithstanding any provision of this Agreement to the contrary, each Party shall retain all rights in their respective intellectual property and any proprietary materials. Except as expressly provided under this Agreement, no license under any patents, copyrights, trade secrets or any other intellectual property rights, express or implied, are granted by either Party under this Agreement.

     10.2 As between PTN Media and Motorola, in the event that intellectual property is created jointly by employees or individuals acting on behalf of either Party, these joint proprietary materials are, and shall at all times remain, the joint property of Motorola and PTN Media, including without limitation, all worldwide intellectual property rights embodied in, related to, or represented by such joint proprietary materials. Each Party shall be free to use the jointly owned intellectual property without requiring the consent of the other Party or providing an accounting to the other Party, except to the extent that such joint materials include the trademark(s) of either Party or the intellectual property rights of third parties, including Christina Aguilera, in which case written approval of the appropriate property owner or licensee must be obtained prior to using the joint materials. However, neither Party shall license or assign its rights in the jointly owned intellectual property to third parties without the prior written consent of the other Party.

11.  Warranty.

     11.1 To PTN Media. Motorola warrants that each faceplate and battery door forming part of a Kit will be free from defects in material and workmanship, and will meet the product's applicable specifications. The duration of such warranty is for a period of one (1) year from the date of delivery of the Kit to PTN Media at the F.O.B. Point. Motorola's sole and exclusive obligation hereunder is to issue credit or replace, in Motorola's sole discretion, any faceplate or battery door sold hereunder with any defect warranted against, provided that Motorola receives notice of the defect during the one-year warranty period and any defective faceplates or battery doors are returned to Motorola at a location to be designated by Motorola. All return handling is to be handled exclusively via PTN Media. This one-year warranty is the complete and total warranty for faceplates or battery doors manufactured by or on behalf of Motorola. Motorola does not warrant the installation, maintenance, decorating or service of the Kits. Motorola disclaims any and all liability for damage caused by

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          equipment, including packaging, not furnished by Motorola, which is attached to, or used in conjunction with, the Kits or any portion thereof. Motorola shall also not be responsible for any damage caused by PTN Media or its carrier during transportation of the Kits for resale to PTN Media's customers. Motorola's warranty applies to warrantable defects only and does not apply to repairs or replacements necessitated by catastrophe, misuse, abuse, accident, fault or negligence of PTN Media or others. Any faceplate or battery door returned to Motorola during the warranty period that is determined to be free of any warrantable defects in material and workmanship and to conform to the applicable Motorola specifications shall be returned to PTN Media at PTN Media's expense. EXCEPT AS STATED ABOVE, MOTOROLA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR BREACH OF WARRANTY EVEN IF MOTOROLA HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF SUCH DISCLAIMER FRUSTRATES THE ESSENTIAL PURPOSE OF THIS AGREEMENT.

     11.2 To End-User. Motorola warrants each faceplate and battery door to the end-user or consumer only in accordance with the Limited Warranty included with the faceplate and battery door (as such Limited Warranty may be revised by Motorola from time to time to be applicable to Kits shipped by Motorola on or after the effective date of the revision), and makes no representation or warranty of any other kind, express or implied. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.  Other Representations and Warranties.

     12.1 By PTN Media. PTN Media hereby represents and warrants to Motorola that: (i) PTN Media has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) PTN Media has no restrictions that would impair its ability to perform its obligations and grant all rights contemplated by this Agreement;
          (iii) PTN Media has not and will not enter into any agreement that is inconsistent with its obligations hereunder; (iv) PTN Media has obtained and currently holds valid and sufficient rights, including rights in Christina Aguilera's Property Rights, to license the rights granted to Motorola herein; and (v) the content of the Kit and the distribution thereof shall comply with all applicable federal, state, and local laws and regulations.

     12.2 By Motorola. Motorola hereby represents and warrants to PTN Media that
          Motorola: (i) has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) has no restrictions that would impair its ability to perform its obligations contemplated by this Agreement; and (iii) has not and will not enter into any agreement that is inconsistent with its obligations hereunder.

13. Technical Assistance. In the event that Motorola renders technical advice, facilities and/or services to PTN Media in connection with PTN Media's purchase, use or distribution of any Kits, Motorola's faceplate and battery door warranty shall remain solely as provided and limited under Section 11, and Motorola shall incur no liability associated with the rendering of such advice, facilities and/or services. Motorola provides any such technical advice, facilities, and/or services "AS IS" and PTN Media accepts any such advise, facilities and/or services at its own risk.

14.  Motorola Intellectual Property Indemnity.

     14.1 Motorola agrees to defend, at its expense, any suits against PTN Media based upon a claim that any faceplate or battery door furnished hereunder by Motorola or Daltek directly infringes a valid U.S. patent or copyright or misappropriates a trade secret and to pay costs and damages finally awarded based upon such claim in any such suit, provided that: (1) such claim is not subject to PTN Media's indemnity obligation as set forth in Section 16 below; (2) Motorola is promptly notified by PTN Media in writing as soon as reasonably practicable after PTN Media first becomes aware of the claim of infringement or misappropriation, but in no event later than fifteen (15) calendar days of the date on which PTN Media first received notice of such

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          claim; and (3) at Motorola's request and expense, Motorola is given sole control of the suit and all requested assistance for defense of same through appeal. Motorola shall not be liable for any settlement made without its written consent. If the use or sale of any faceplate(s) or battery door(s) furnished under this Agreement is enjoined as a result of such suit, Motorola at its option and at no expense to PTN Media, will: (1) obtain for PTN Media the right to use or sell such faceplate(s) or battery door(s); (2) substitute an equivalent product reasonably acceptable to PTN Media and extend this indemnity thereto, or (3) accept the return of the Kit(s) and reimburse PTN Media the purchase price thereof, less a reasonable charge for prior use, if any, of the Kit(s). If the infringement is alleged prior to completion of delivery of the Kit(s), Motorola shall have the right to decline or require Daltek to decline to make further shipments without being in breach of this Agreement.

     14.2 This indemnity does not extend to any suit based upon any infringement or alleged infringement arising from faceplate(s) or battery door(s) furnished by Motorola or Daltek that are: (1) altered in any way by PTN Media or any third party if the alleged infringement would not have occurred but for such alteration and Motorola did not authorize such alteration; (2) combined with any other products or elements not furnished by Motorola if the alleged infringement would not have occurred but for such combination and Motorola did not authorize such combination; or (3) designed and/or manufactured in accordance with PTN Media's designs, specifications, or instructions if the alleged infringement would not have occurred but for such designs, specifications, or instructions. In no event shall Motorola indemnify PTN Media or be liable in any way for royalties payable based on a per use basis, or customer revenues derived by PTN Media therefrom, or any royalty basis other than a reasonable royalty based upon revenue derived by Motorola from PTN Media from sales or license of the infringing faceplate(s) or battery door(s).

     14.3 THE INDEMNITY PROVIDED IN THIS SECTION 14 IS THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF MOTOROLA AND THE REMEDIES PROVIDED IN THIS SECTION 14 SHALL BE PTN MEDIA'S EXCLUSIVE REMEDIES AGAINST MOTOROLA FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR TRADE SECRET MISAPPROPRIATION, WHETHER DIRECT OR CONTRIBUTORY, AND IS PROVIDED IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO, INCLUDING, WITHOUT LIMITATION, THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

15.  Motorola's Product Liability Indemnity.

     15.1 Motorola agrees to defend, at its expense, any suits against PTN Media based upon a claim by a third party that a material defect in any faceplate(s) or battery door(s) furnished hereunder by Motorola or Daltek caused death or bodily injury to such third party and to pay costs and damages finally awarded based upon such claim in any such suit; provided that Motorola is: (1) notified by PTN Media in writing within fifteen (15) calendar days of the date on which PTN Media first received notice of the claim; and (2) at Motorola's request and expense, given sole control of the suit and all requested assistance for defense of same through appeal. Motorola shall not be liable for any settlement made without its written consent.

     15.2 This indemnity does not extend to any suit based upon death or bodily injury arising from faceplate(s) or battery door(s) furnished by Motorola or Daltek that are: (1) altered in any way by PTN Media or any third party if the alleged death or bodily injury would not have occurred but for such alteration and such alteration was not authorized by Motorola; (2) combined with any other products or elements not furnished by Motorola if the alleged death or bodily injury would not have occurred but for such combination and such combination was not authorized by Motorola; or (3) designed and/or manufactured in accordance with PTN Media's designs, specifications, or instructions if the alleged death or bodily injury would not have occurred but for such designs, specifications or instructions.

     15.3 THE INDEMNITY PROVIDED IN THIS SECTION 15 IS THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF MOTOROLA AND THE REMEDIES PROVIDED IN THIS SECTION 15 SHALL BE PTN MEDIA'S EXCLUSIVE REMEDIES AGAINST MOTOROLA FOR CLAIMS BY THIRD PARTIES FOR DEATH OR BODILY INJURY AND IS PROVIDED IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO.

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16.  PTN Media's General Indemnity. PTN Media shall indemnify and hold harmless
     Motorola, its affiliates and subsidiaries, and its and their respective officers, directors, employees, agents, customers, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) of any kind incurred by an Indemnified Party and associated with or arising from: (i) any breach or claimed breach of PTN Media's representations and warranties; and (ii) any third party claim or action brought against an Indemnified Party alleging that any content of the Kit supplied by PTN Media, including without limitation any image, likeness, name, or endorsement of Christina Aguilera
     (a) infringes, misappropriates or violates in any manner, any intellectual property right, right of publicity, right of privacy, moral right, or any other proprietary right of a third party; or (b) contains material or information that is fraudulent, deceptive, misleading, obscene, defamatory, trade libelous, libelous, slanderous, or unlawfully harassing or injurious, or is in violation of personal or property rights, regulation or law, or other common law or statutory rights. The foregoing indemnity will be in addition to, and not in lieu of, all other legal rights and remedies that Motorola may have. PTN Media agrees that it will, upon Motorola's request and at PTN Media's expense, defend or assist Motorola in the defense of any action brought against Motorola for which PTN Media has an indemnity obligation hereunder.

17.  Limitation of Liability. EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER
     SECTION 14 OR 15, MOTOROLA'S TOTAL LIABILITY FOR ANY AND ALL COSTS, DAMAGES, CLAIMS, INDEMNIFIABLE CLAIMS, OR LOSSES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR KIT(S) SUPPLIED UNDER THIS AGREEMENT IS LIMITED TO THE AGGREGATE AMOUNT RECEIVED BY MOTOROLA FROM PTN MEDIA OR DALTEK IN CONNECTION WITH THE KITS PURCHASED BY PTN MEDIA WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED, AND IN NO EVENT SHALL MOTOROLA BE LIABLE TO PAY PTN MEDIA OR ANYONE CLAIMING ON BEHALF OF PTN MEDIA ANY AMOUNTS IN EXCESS OF SUCH AMOUNT. IN NO EVENT WILL MOTOROLA BE LIABLE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, FOR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, OR LOST PROFITS, SAVINGS, OR REVENUES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

18. Logos And Trademarks. In order that each Party may protect its trademarks, trade names, corporate slogans, corporate logo, product designations, and the goodwill associated with the foregoing, neither Party will have any right to use the trademarks, trade names, corporate slogans, corporate logo or product designations of the other Party in the sale, lease, distribution or advertising of any products of the other Party or on any product container, component part, business forms, sales, advertising and promotional materials, as a part of an Internet domain name or on or in connection with other business supplies or materials, whether in writing, orally or otherwise, except with the express prior written consent of such other Party.

19. Party Relationship. Each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other, and neither Party may create any obligations or responsibilities on behalf of or in the name of the other. Under no circumstances may either Party hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other Party. Neither Party will impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of the other Party, other than as expressly provided herein.

20.  Covenant Not to Compete.

     20.1 By PTN Media. PTN Media shall not, during the term of this Agreement and for a period of six (6) months following the termination or expiration of this Agreement, license any of its rights in or to Christina Aguilera's Property Rights to any wireless service providers or any third party manufacturer or seller of wireless phone products without first obtaining Motorola's prior written consent thereto.

     20.2 By Motorola. Motorola shall not, during the term of this Agreement and for a period of six (6) months following the termination or expiration of this Agreement, manufacture or have manufactured, sell or have sold, or distribute or have distributed a faceplate and/or a battery door for use with Motorola's i50sx(TM) cellular phone that includes the name, image and/or likeness of any pop music female recording artist whose recordings are primarily purchased by consumers in the fifteen (15) to twenty (20) age group, without first obtaining PTN Media's prior written consent thereto.

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21.  Protection of Business.

     21.1 PTN Media agrees that it will not in any manner use its knowledge of Motorola's business for the benefit of any other party or divulge to others information or data concerning Motorola's business affairs, including the names of customers, names of employees, number or character of contracts, marketing strategies and prices, terms or particulars of Motorola's business. PTN Media will, in all things and in good faith, protect the good will of Motorola's business and keep confidential its knowledge of such business affairs acquired prior to and during the terms of this Agreement.

     21.2 Motorola agrees that it will not in any manner use its knowledge of PTN Media's business for the benefit of any other party or divulge to others information or data concerning PTN Media's business affairs, including the names of customers, names of employees, number or character of contracts, marketing strategies and prices, terms or particulars of PTN Media's business. Motorola will, in all things and in good faith, protect the good will of PTN Media's business and keep confidential its knowledge of such business affairs acquired prior to and during the terms of this Agreement.

22. Waiver. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms or conditions herein or to exercise any right hereunder will not be construed as a waiver or relinquishment of the future performance of any such terms or conditions or the future exercise of such right, but the obligation of the other Party with respect to such future performance will continue in full force and effect.

23. Term and Termination. The term of this Agreement will be one (1) year from the Effective Date. Nothing contained in this Agreement will be deemed to create any express or implied obligation on either Party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained herein. Either Party may terminate this Agreement at will upon sixty (60) calendar days prior written notice to the other Party. Additionally, either Party may terminate this Agreement immediately if the other Party: (i) assigns any of its rights under this Agreement or materially violates the provisions of Sections 4, 21, 29 or 30 herein; (ii) if applicable, fails to make any payment when due and fails to cure such breach within ten (10) calendar days after written notice thereof; (iii) makes an assignment for the benefit of its creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of its assets; (iv) files for relief under state or federal bankruptcy laws or has an involuntary petition filed against it not dismissed within thirty (30) calendar days; (v) discloses terms of this Agreement in violation of Section 31 below; or (vi) has a change in its ownership.

24. Effect of Termination. Upon the effective date of the termination of this Agreement for any reason: (i) Motorola may, if Motorola is directly supplying Kits to PTN Media, cancel all of PTN Media's unshipped orders for Kits, regardless of previous acceptance; (ii) all amounts due from one Party to the other, if any, shall become immediately due and payable; and
     (iii) Motorola shall have no liability for any damages or compensation due to termination of this Agreement, including, without limitation, possible claims under state franchise law, claims for loss of present or future profits, reimbursement for any investments or expenditures made in connection with this Agreement, or for any goodwill of a business.

25. Survival of Terms. The terms, provisions, representations and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both Parties will so survive the completion of performances and termination of this Agreement, including, without limitation, both Party's indemnification obligations arising under Sections 14, 15 and 16, the limitation of liability set forth in Section 17, and the making of any and all payments due under this Agreement.

26. Government Sales. In the event that PTN Media elects to sell Kits to a governmental entity, PTN Media does so solely at its own option and risk. Except as Motorola expressly accepts specific terms in writing, Motorola makes no representations with respect to the ability of its goods, services or prices to satisfy any statutes, regulations, or provisions relating to such governmental sales.

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27.  Dispute Resolution. The Parties agree that any claims or disputes will be submitted to non-binding mediation prior to initiation of any formal legal process; provided, however, that this provision shall not preclude either Party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under mediation are unsuccessful; or (ii) the claim or dispute relates to intellectual property rights; or (iii) interim relief from a court is necessary to prevent serious and irreparable injury to the Party or to third parties.

28. Notices. All notices required under this Agreement will be sent by fax, overnight courier or registered or certified mail to the appropriate Party at its address stated below (or to a new address if the other Party has been properly notified of the change):

          If to Motorola:
              Motorola, Inc.
              8000 West Sunrise Boulevard
              Plantation, FL 33322
              Attn.: Vice President and Director of U.S. Market Operations, iDEN Subscriber Group
              Fax: (954) 723-6177

          With a copy to:
              Motorola, Inc.
              8000 West Sunrise Boulevard
              Plantation, FL 33322
              Attn.:  Law Department
              Fax: (954) 723-3871

          If to PTN Media:
              PTN Media Inc.
              455 East Eisenhower Parkway
                Suite 15
              Ann Arbor, MI 48108
              Attn:  Peter Klamka
              Fax:  (___) _____________

     A notice will not be effective until the addressee actually receives it. Either Party may change its address by a notice given to the other Party in the manner set forth above.

29. Ethical Conduct. Both Parties will refrain from activities that are illegal, unethical or which might bring either Party or the Kits into disrepute, or which might constitute or represent a serious conflict of interest, or which might give the appearance of impropriety. Both Parties will cooperate fully in any investigation or evaluation of such matters. Breach of this obligation by either Party will entitle the non-breaching Party to terminate this Agreement immediately without liability.

30. Compliance with Laws. PTN Media and Motorola agree to comply with all laws and regulations including those dealing with the sale and distribution of the Kits purchased under this Agreement. PTN Media further agrees to comply with all United States laws and regulations regarding export licenses, or the control or regulation of export or re-export of Kits or technical data sold or supplied to PTN Media. Without limiting the generality of this provision, PTN Media specifically agrees not to sell any Kits covered by this Agreement to any party if such sale would constitute a violation of any law or regulation of the United States.

31. Publicity. Neither Party shall issue a publicity release or other press announcement publicizing the terms or the existence of this Agreement to any third party without prior written consent from the other Party after that Party's review and approval of the form and content of such publicity release or other press announcement, which approval shall not be unreasonably withheld or delayed. PTN Media shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Motorola other than as authorized by Motorola pursuant to this Agreement. Similarly, Motorola shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with PTN Media other than as authorized by PTN Media pursuant to this Agreement. Notwithstanding the foregoing, a Party may disclose the terms or the existence of this Agreement upon order of a court of competent jurisdiction or as otherwise required by law subject to first providing the other Party hereto with prompt written notice of any such court order or other legal requirement to allow the other Party to seek relief from such order or requirement. In the event that a Party breaches the provisions of this
     Section 31, the other Party may immediately terminate this Agreement.

32. General. Except as otherwise expressly permitted hereunder, no alterations or modifications of this Agreement will be binding upon either PTN Media or Motorola unless made in writing and signed by an authorized representative of each Party. If any term or condition of this Agreement will to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition will be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the parties will be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable. PTN Media may not assign any of its rights or obligations under this Agreement or appoint any subdealers or other agents or representatives (other than its employees) to distribute and market the Kits without Motorola's prior written approval. Motorola may not assign its rights or obligations under this Agreement to any third party without PTN Media's prior written consent. This Agreement will be governed by the laws of the State of Illinois, without regard to the conflicts of laws rules of such State. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

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


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.



MOTOROLA, INC. by and through its           PTN MEDIA INC.
iDEN Subscriber Group


By:  /s/  Peter Aloumanis                   By: /s/   Peter Klamka
   ---------------------------------           ---------------------------------


Name:     Peter Aloumanis                   Name:     Peter Klamka
     -------------------------------             -------------------------------


Title:   Vice President & Director          Title:    Chairman and CEO
      ------------------------------              ------------------------------


Date: /s/  Peter Aloumanis                  Date:   February 25, 2002
     -------------------------------             -------------------------------



            [NEXT PAGE IS COUNTER-ENDORSEMENT BY CHRISTINA AGUILERA]